UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 10, 2021 (June 9, 2021)

CVS HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(401) 765-1500
Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 18, 2021, CVS Health Corporation (“CVS Health”, and together with its subsidiaries, the “Company”) announced that Eva C. Boratto, former Executive Vice President – Chief Financial Officer of CVS Health, would be stepping down from that role effective May 28, 2021. At the Company’s request to assist in transition and for strategic support, Ms. Boratto has agreed to remain with the Company in a senior advisory role to CVS Health’s President and Chief Executive Officer Karen S. Lynch through no later than December 1, 2021 (such date, the “Separation Date”).

On June 9, 2021, CVS Pharmacy, Inc., a wholly-owned subsidiary of CVS Health, entered into an agreement (the “Agreement”) with Ms. Boratto to memorialize the terms of her continued service and the parties’ mutual agreement to separate. Under the Agreement, the Company has agreed to provide Ms. Boratto with 22 months of continued base salary following the Separation Date (the “Salary Continuation Period”). Ms. Boratto’s stock options will continue to vest and remain exercisable for up to three-years following the Separation Date. Her restricted stock unit award will continue to vest through the end of the Salary Continuation Period and be settled on the original vesting date, and her outstanding performance stock unit awards will vest on a pro-rated basis through the Separation Date and be settled on their original vesting dates. Under the Agreement, Ms. Boratto also is entitled to a pro-rated bonus for performance year 2021 based on Company performance and reimbursement of certain expenses in the amount of up to $90,000 in connection with the transition.

The Agreement also contains a release of claims against the Company, with customary confidentiality and cooperation covenants, and incorporates by reference any other covenants to which Ms. Boratto already is subject, including the non-competition and non-solicitation covenants set forth in her restrictive covenant agreement, as amended pursuant to the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

The exhibits to this Current Report on Form 8-K are as follows:

INDEX TO EXHIBITS

Exhibit	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: June 10, 2021	By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh
Senior Vice President, Chief Governance Officer and Corporate Secretary